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[HECHINGER LOGO]

                                                                 EXHIBIT 99


For Immediate Release                         Contact:
Thursday, October 6, 1994                     Richard S. Gross
                                              Corporate Controller
                                              (301) 341-0443



                  HECHINGER COMPANY REPORTS SEPTEMBER SALES


                                         Sales                     Total            Comparable
                                     Month Ending                  Sales            Store Sales
(Sales in millions)             10/1/94         10/2/93          % Change           % Change
                                -------         -------          --------           --------

Hechinger Stores                 $108.7          $111.2            (2) %              (3) %

Home Quarters Warehouse           142.7            97.6            46  %               0  %
                                 ------          ------

Total Hechinger Company          $251.4          $208.8            20  %              (2) %


     Comparable store sales results for September 1994 were up against strong increases for September of last year for Hechinger Stores and Home Quarters Warehouse of 12% and 10%, respectively.

     On September 1 of this year, Home Quarters Warehouse opened new stores in Newport News and Virginia Beach, Virginia, which replaced smaller, older units. New Home Quarters Warehouse stores in Grand Rapids, Michigan and Bridgeton, Missouri are planned to open in late October.

     Hechinger Company (NASDAQ-NMS: HECHA and HECHB) is a leading specialty retailer, currently operating 131 home center stores: 72 Hechinger stores and 59 Home Quarters Warehouse stores in 23 states and the District of Columbia. The Company serves the growing home improvement industry through two operating subsidiaries: Hechinger Stores Company and Home Quarters Warehouse, Inc.


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